UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	November 21, 2014

THE PROCTER & GAMBLE COMPANY
(Exact name of registrant as specified in its charter)

Ohio	1-434	31-0411980
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Procter & Gamble Plaza, Cincinnati, Ohio	45202
(Address of principal executive offices)	Zip Code

(513) 983-1100	45202
(Registrant's telephone number, including area code)	Zip Code

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The Procter & Gamble Company (the "Company") has been advised that A.G. Lafley, Chairman of the Board, President and Chief Executive Officer of the Company, has entered into a stock trading plan designed to comply with Rule 10b5-1(c) of the Securities Exchange Act of 1934, as amended.  Under Rule 10b5-1(c), directors and officers may adopt a prearranged plan or contract for the sale of Company securities under specified conditions and at specified times.
Mr. Lafley's plan is designed to manage the exercise of options for 430,441 shares of common stock that were granted to him in February 2006, during his prior tenure as Chief Executive Officer, and will expire on February 28, 2016.   The plan allows for the sale of the shares acquired upon the exercise of these options, subject to certain limit orders.  Sales pursuant to this plan may begin on January 28, 2015. The plan, which was established during the Company's current open trading window, will terminate on February 28, 2016, when the options expire, unless terminated sooner in accordance with its terms.  Mr. Lafley and the Company will report transactions effected under the plan as required, through Form 4 filings made with the Securities and Exchange Commission.
Except as may be required by law, the Company does not undertake to report other Rule 10b5-1 plans that may be adopted by any officers or directors of the registrant in the future, or to report any modifications or termination of any publicly announced plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROCTER & GAMBLE COMPANY

BY:	/s/ Susan S. Whaley
Susan S. Whaley
Assistant Secretary
November 21, 2014